EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-100947, 333-109708, 333-106629, 333-109708, 333-133269, 333-142591 and 333-147605) and Form S8 (Nos. 333-84657, 333-68200, 333-91068, 333-93305, and 333-12339) of CytRx Corporation of our reports dated March 11, 2009, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of the Company’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California
March 11, 2009